Pricing supplement To prospectus dated October 10, 2006, prospectus supplement dated November 13, 2006 and product supplement AF dated May 1, 2008 Deutsche Bank AG	Pricing supplement No. 698AF Registration Statement No. 333-137902 Dated July 31, 2009; Rule 424(b)(2)
Structured Investments
Deutsche Bank
$15,275,000
Notes due August 19, 2010 Linked to a Weighted Basket of Three Buffered Return Enhanced Components, Consisting of the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index and the TOPIX® Index and Related Currencies

General
•
The notes are designed for investors who seek a return of two times the appreciation of a weighted diversified basket of three international buffered return enhanced components, consisting of the Dow Jones EURO STOXX 50® Index (“SX5E”), the FTSE 100™ Index (“UKX”) and the TOPIX® Index (“TPX”), each of which is subject to a different maximum return as described below, and is multiplied by the performance of its respective currency against the U.S. dollar. Investors should be willing to forgo coupon and dividend payments and, if one or more of the Basket Components decline by more than 10%, be willing to lose some or all of their investment.

•	Senior unsecured obligations of Deutsche Bank AG, London Branch maturing August 19, 2010†.
•	Minimum purchase of $10,000. Minimum denominations of $1,000 and integral multiples thereof.
•	The notes priced on July 31, 2009 (the “Trade Date”) and are expected to settle on August 5, 2009.
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Basket:
The notes are linked to a weighted basket consisting of three buffered return enhanced components (each a “Basket Component,” and together, the “Basket Components”). Each Basket Component includes an international index (each a “Component Underlying,” and together, the “Component Underlyings”) and the spot exchange rate of the related currency (each a “Component Currency,” and together, the “Component Currencies”) against the U.S. dollar, as set forth below.

Component Underlying	Component Weighting	Maximum Return	Starting Underlying Level	Component Currency	Initial Spot Rate
SX5E	49.0%	19.60%	2,638.13	euro (EURUSD)	1.4133
UKX	23.0%	18.00%	4,608.36	pound (GBPUSD)	1.6566
TPX	28.0%	6.60%	950.26	yen (JPYUSD)	0.0104537
Currency of the Issue:	United States Dollars
Upside Leverage Factor:	2
Downside Leverage Factor:	1.1111
Buffer Amount:	10%
Payment at Maturity:
The amount you will be entitled to receive at maturity is based on the Basket Return, which in turn is based on the performance of the Basket Components. At maturity, your payment per $1,000 note face amount will be calculated as follows:
$1,000 + ($1,000 x Basket Return)

Basket Return:	The sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of such Basket Component.
Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows:
(Underlying Multiplier x Currency Multiplier - 1)	Component Return
is greater than or equal to zero	(Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor, subject to the Maximum Return
is greater than or equal to -10% but less than zero	zero
is less than -10%	((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount) x Downside Leverage Factor
If one or more of the Basket Components decline by more than 10%, your return on the notes at maturity may be adversely affected and you may lose some or all of your investment at maturity.
Underlying Multiplier:	With respect to each Component Underlying, the performance of such Component Underlying from its Starting Underlying Level to its Ending Underlying Level, calculated as follows:
Ending Underlying Level
Starting Underlying Level
Starting Underlying Level:	With respect to each Component Underlying, as set forth in the table above.
Ending Underlying Level:	With respect to each Component Underlying, the arithmetic average of the Index closing levels on each of the Averaging Dates.
Currency Multiplier:	For each Component Currency, the performance of such Component Currency from its Initial Spot Rate to its Final Spot Rate, calculated as follows: Final Spot Rate Initial Spot Rate
Spot Rate:
For each Component Currency, the official MID WM Reuters fixing at 4 pm London Time, expressed as the number of U.S. dollars per one unit of such Component Currency, subject to the provisions set forth under “Currency Disruption Events” in this pricing supplement.

Initial Spot Rate:	For each Component Currency, as set forth in the table above.
Final Spot Rate:	For each Component Currency, the Spot Rate on the Final Valuation Date.
Averaging Dates†:	August 10, 2010, August 11, 2010, August 12, 2010, August 13, 2010 and August 16, 2010 (the “Final Valuation Date”)
Maturity Date†:	August 19, 2010
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	2515A0 M9 1

†Subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page 13 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 8 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement for return enhanced notes, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees(1)	Proceeds to Issuer
Per note	$1,000.00	$10.00	$990.00
Total	$15,275,000.00	$68,750.00	$15,206,250.00
(1) Please see “Supplemental Plan of Distribution” in this term sheet for information about fees.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$15,275,000.00	$852.35

JPMorgan
Placement Agent
July 31, 2009

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which these notes are a part, and the more detailed information contained in product supplement AF dated May 1, 2008. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Product supplement AF dated May 1, 2008:
http://www.sec.gov/Archives/edgar/data/1159508/000119312508099393/d424b21.pdf

Prospectus supplement dated November 13, 2006:
http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

Prospectus dated October 10, 2006:
http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the notes.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer on the date the notes are priced. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

What is the Payment at Maturity on the Notes Under Various Hypothetical Performance Scenarios for the Basket?

The following examples illustrate the payment at maturity for a $1,000 note face amount under various hypothetical performance scenarios for the Basket Components, using the Maximum Return for each Basket Component set forth on the cover page of this pricing supplement. The Underlying Multipliers, Currency Multipliers and Component Returns set forth below are expressed as percentages. The hypothetical payment at maturity calculations set forth below are for illustrative purposes only. You should consider carefully whether the notes are suitable to your investment goals. The numbers appearing in the following scenarios have been rounded for ease of analysis.

Scenario 1

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	105.00%	105.00%	105.00%
Currency Multiplier	100.00%	100.00%	100.00%
Underlying Multiplier x Currency Multiplier - 1	5.00%	5.00%	5.00%
Component Return	10.00%	10.00%	6.60%
Basket Return	(49.00% x 10.00%) + (23.00% x 10.00%) + (28.00% x 6.60%) = 9.048%
Payment at Maturity	$1,090.48

In Scenario 1, the Underlying Multiplier for each Component Underlying is 105%, indicating that each Component Underlying has appreciated by 5% from its Starting Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 100%, indicating that the Initial Spot Rate is the same as the Final Spot Rate for each Component Currency.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Returns are 10.00% for the SX5E/euro and UKX/pound Basket Components and 6.60% for the TPX/yen Basket Component, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x 10.00%) + (23.00% x 10.00%) + (28.00% x 6.60%)
=	9.048%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 9.048%)
=	$1,090.48

Scenario 2

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	100.00%	100.00%	100.00%
Currency Multiplier	105.00%	105.00%	105.00%
Underlying Multiplier x Currency Multiplier - 1	5.00%	5.00%	5.00%
Component Return	10.00%	10.00%	6.60%
Basket Return	(49.00% x 10.00%) + (23.00% x 10.00%) + (28.00% x 6.60%) = 9.048%
Payment at Maturity	$1,090.48

In Scenario 2, the Underlying Multiplier for each Component Underlying is 100%, indicating that the Starting Underlying Level is the same as the Ending Underlying Level for each Component Underlying. The Currency Multiplier for each Component Currency is 105%, indicating that each Component Currency has strengthened against the U.S. dollar such that the Final Spot Rate for each Component Currency has appreciated from its Initial Spot Rate by 5%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Returns are 10.00%, 10.00% and 6.60% for the SX5E/euro, UKX/pound and TPX/yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x 10.00%) + (23.00% x 10.00%) + (28.00% x 6.60%)
=	9.048%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 9.048%)
=	$1,090.48

Scenario 3

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	110.00%	110.00%	110.00%
Currency Multiplier	110.00%	110.00%	110.00%
Underlying Multiplier x Currency Multiplier - 1	21.00%	21.00%	21.00%
Component Return	19.60%	18.00%	6.60%
Basket Return	(49.00% x 19.60%) + (23.00% x 18.00%) + (28.00% x 6.60%) = 15.592%
Payment at Maturity	$1,155.92

In Scenario 3, the Underlying Multiplier for each Component Underlying is 110%, indicating that each Component Underlying has appreciated by 10% from its Starting Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 110%, indicating that each Component Currency has strengthened against the U.S. dollar such that the Final Spot Rate for each Component Currency has appreciated from its Initial Spot Rate by 10%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is greater than zero, the Component Return for each Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,
 subject to the Maximum Return

Therefore the Component Return for each Basket Component is equal to the applicable Maximum Return, or 19.60%, 18.00% and 6.60% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively. The Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x 19.60%) + (23.00% x 18.00%) + (28.00% x 6.60%)
=	15.592%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 15.592%)
=	$1,155.92

Scenario 4

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	110.00%	90.00%	90.00%
Currency Multiplier	110.00%	90.00%	90.00%
Underlying Multiplier x Currency Multiplier - 1	21.00%	-19.00%	-19.00%
Component Return	19.60%	-9.99%	-9.99%
Basket Return	(49.00% x 19.60%) + (23.00% x -9.99%) + (28.00% x -9.99%) = 4.510%
Payment at Maturity	$1,045.10

In Scenario 4, the Underlying Multiplier is 110% for the SX5E and 90% for each of the UKX and TPX, indicating that the SX5E has appreciated by 10%, the UKX has declined by 10% and the TPX has declined by 10%, each from its Starting Underlying Level to its Ending Underlying Level. The Currency Multiplier is 110% for the euro and 90% for each of the pound and the yen, indicating that the euro has strengthened against the U.S. dollar such that the Final Spot Rate for the euro has appreciated from its Initial Spot Rate by 10% while the pound and the yen have weakened against the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for the SX5E/euro Basket Component is greater than zero, the Component Return for such Basket Component is calculated as follows:

Component Return = (Underlying Multiplier x Currency Multiplier - 1) x Upside Leverage Factor,
 subject to the Maximum Return

For the UKX/pound Basket Component and the TPX/yen Basket Component, the product of the Underlying Multiplier and the Currency Multiplier minus one is less than -10% so the Component Return for each such Basket Component is calculated as follows:

Component Return = ((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount)
 x Downside Leverage Factor

Therefore the Component Returns are 19.60%, -9.99% and -9.99% for the SX5E/euro, UKX/pound and TPX/yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x 19.60%) + (23.00% x -9.99%) + (28.00% x -9.99%)
=	4.510%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 4.510%)
=	$1,045.10

Scenario 5

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	95.00%	95.00%	95.00%
Currency Multiplier	95.00%	95.00%	95.00%
Underlying Multiplier x Currency Multiplier - 1	-9.75%	-9.75%	-9.75%
Component Return	0.00%	0.00%	0.00%
Basket Return	(49.00% x 0.00%) + (23.00% x 0.00%) + (28.00% x 0.00%) = 0.00%
Payment at Maturity	$1,000.00

In Scenario 5, the Underlying Multiplier for each Component Underlying is 95%, indicating that each Component Underlying has declined by 5% from its Starting Underlying Level to its Ending Underlying Level, and the Currency Multiplier for each Component Currency is 95%, indicating that each Component Currency has weakened against the U.S. dollar such that the Final Spot Rate for each Component Currency has declined from its Initial Spot Rate by 5%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is less than zero but greater than or equal to -10%, the Component Return for each Basket Component is equal to zero and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x 0.00%) + (23.00% x 0.00%) + (28.00% x 0.00%)
=	0.00%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x 0.00%)
=	$1,000.00

Scenario 6

Component Underlying	Dow Jones EURO STOXX 50 Index (SX5E)	FTSE 100 Index (UKX)	TOPIX Index (TPX)
Component Currency	euro	pound	yen
Component Weighting	49.00%	23.00%	28.00%
Maximum Return	19.60%	18.00%	6.60%
Underlying Multiplier	80.00%	70.00%	90.00%
Currency Multiplier	90.00%	90.00%	95.00%
Underlying Multiplier x Currency Multiplier - 1	-28.00%	-37.00%	-14.50%
Component Return	-20.00%	-30.00%	-5.00%
Basket Return	(49.00% x -20.00%) + (23.00% x -30.00%) + (28.00% x -5.00%) = -18.10%
Payment at Maturity	$819.00

In Scenario 6, the Underlying Multiplier is 80% for the SX5E, 70% for the UKX and 90% for the TPX, indicating that the SX5E has declined by 20%, the UKX has declined by 30% and the TPX has declined by 10%, each from its Starting Underlying Level to its Ending Underlying Level. The Currency Multiplier is 90% for each of the euro and the pound and 95% for the yen, indicating that the euro and the pound have weakened against the U.S. dollar such that the Final Spot Rate for each such Component Currency has declined from its Initial Spot Rate by 10% while the yen has also weakened against the U.S. dollar such that its Final Spot Rate has declined from its Initial Spot Rate by 5%.

Because the product of the Underlying Multiplier and the Currency Multiplier minus one for each Basket Component is less than -10%, the Component Return for each Basket Component is calculated as follows:

Component Return = ((Underlying Multiplier x Currency Multiplier - 1) + Buffer Amount)
 x Downside Leverage Factor

Therefore the Component Returns are -20.00%, -30.00% and -5.00% for the SX5E/euro, UKX/pound and TPX/yen Basket Components, respectively, and the Basket Return and Payment at Maturity are calculated as follows:

Basket Return =	(SX5E Weighting x SX5E Component Return) + (UKX Weighting x UKX Component Return) + (TPX Weighting x TPX Component Return)
=	(49.00% x -20.00%) + (23.00% x -30.00%) + (28.00% x -5.00%)
=	-18.10%
Payment at Maturity =	$1,000 + ($1,000 x Basket Return)
=	$1,000 + ($1,000 x -18.10%)
=	$819.00

Selected Purchase Considerations

•
APPRECIATION POTENTIAL – The notes provide the opportunity to enhance returns by multiplying the product of the Underlying Multiplier and the Currency Multiplier for each Basket Component by 2, up to the Maximum Return of 19.60% for the SX5E/euro Basket Component, 18.00% for the UKX/pound Basket Component and 6.60% for the TPX/yen Basket Component. Accordingly, the maximum payment at maturity based on the Maximum Returns is $1,155.92 for every $1,000 note face amount. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
LIMITED PROTECTION AGAINST LOSS – Payment at maturity of the notes is protected against a decline of up to 10% in the value of each Basket Component. If the product of the Underlying Multiplier and the Currency Multiplier minus one for any Basket Component is less than -10%, for every 1% that such amount is less than -10%, the Component Return for such Basket Component will be reduced by 1.1111%.

•
DIVERSIFICATION AMONG THE BASKET COMPONENTS – The return on the notes is linked to a weighted basket consisting of three buffered return enhanced Basket Components. Each Basket Component is linked to an international index, each of which we refer to as a Component Underlying, and the spot exchange rate of a related currency, each of which we refer to as a Component Currency, against the U.S. dollar. The Component Underlyings are the SX5E, the UKX and the TPX. The SX5E consists of 50 component stocks of market sector leaders from within the Eurozone. Because the Basket Component linked to the SX5E makes up 49.00% of the weighted basket, we expect that generally the market value of your notes and your payment at maturity will depend significantly on the performance of the SX5E and its related currency, the euro. The UKX measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The TPX consists of all common stocks listed on the First Section of the Tokyo Stock Exchange that have an accumulative length of listing of at least six months. The TPX is a weighted index, the component stocks of which are reviewed and selected every six months, with the market price of each component stock multiplied by the number of shares listed. The notes are in no way sponsored, endorsed, sold or promoted by the sponsors of Component Underlyings and such sponsors will have no liability with respect to the notes. For additional information about each Component Underlying, see the information set forth under “The Dow Jones EURO STOXX 50,” “The FTSE 100 Index” and “The Tokyo Stock Price Index” in the accompanying product supplement.

•
CERTAIN TAX CONSEQUENCES – You should review carefully the section of the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences,” which contains the opinion of our special tax counsel, Davis Polk & Wardwell LLP, with respect to the tax consequences of an investment in the notes. Although the tax consequences of an investment in the notes are uncertain, based on that opinion we believe it is reasonable under current law to treat the notes as prepaid financial contracts for U.S. federal income tax purposes. Under this treatment, you should not be required to recognize taxable income prior to the maturity of your notes, other than pursuant to a sale or exchange, and your gain or loss on the notes should be long-term capital gain or loss if you hold the notes for more than one year.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes might differ materially and adversely. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this pricing supplement and the accompanying product supplement. In December 2007, the Department of the Treasury (“Treasury”) and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the

“constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the notes.

For a discussion of certain German tax considerations relating to the notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of investing in the notes (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Component Currencies, the Component Underlyings or any of the stocks comprising the Component Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS – The notes do not guarantee any return of your investment. The return on the notes at maturity is linked to the performance of the Basket Components as reflected by the Basket Return. The Basket Return will be determined based on the Component Returns, which in turn depend on the performance of the Component Underlyings and the Component Currencies. If the product of any Component Underlying and the corresponding Component Currency minus one is less than -10%, your investment will be exposed on a leveraged basis to the decline in the value of such Basket Component. In particular, if any Component Underlying declines in value from its Starting Underlying Level to its Ending Underlying Level, your returns could be adversely affected. Similarly, if the U.S. dollar appreciates in value against any of the euro, pound or yen such that the Final Spot Rate of one or more of the Component Currencies is less than the Initial Spot Rate for such Component Currency, your returns could be adversely affected and you could lose some or all of your investment.

•
YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED – The Component Return for each Basket Component will not exceed a predetermined percentage, regardless of the appreciation, which may be significant, in the Component Underlying or the Component Currency comprising such Basket Component. We refer to this percentage for each Basket Component as the Maximum Return for such Basket Component, which will be 19.60%, 18.00% and 6.60% for the SX5E/euro Basket Component, the UKX/pound Basket Component and the TPX/yen Basket Component, respectively. Accordingly, your payment at maturity will not exceed $1,155.92 for each $1,000 note face amount.

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THE NOTES ARE SUBJECT TO OUR CREDITWORTHINESS —  An actual or anticipated downgrade in our credit rating will likely have an adverse effect on the market value of the notes. The payment at maturity on the notes is subject to our creditworthiness.

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CHANGES IN THE VALUES OF THE COMPONENT UNDERLYINGS AND THE EXCHANGE RATES OF THE COMPONENT CURRENCIES MAY OFFSET EACH OTHER – Price movements in the Component Underlyings and movements in the exchange rates of the Component Currencies may not correlate with each other. At a time when the value of one or more of the Component Underlyings increases and/or one or more of the Component Currencies appreciates against the U.S. dollar, the value of the other Component Underlyings may not increase as much or may decline and/or one or more of the Component Currencies may not appreciate as much or may weaken against the U.S. dollar. Therefore, in calculating the Basket Return, increases in the value of one or more of the Component Underlyings and/or increases in the value of one or more of the Component Currencies against the U.S. dollar may be moderated, or more than offset, by lesser increases or declines in the value of the other Component Underlyings and/or the value of the other Component Currencies against the U.S. dollar.

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THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK – Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. If the U.S. dollar strengthens against any of the Component Currencies during the term of the notes, your return will be adversely affected. The relative values of the U.S. dollar and each of the Component Currencies are at any moment a result of the supply and demand for such currencies. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or countries in which such currency is used, and economic and political developments in other relevant countries. Of particular importance to currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the United States, the Eurozone countries, the United Kingdom, Japan and between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the United States and the Eurozone countries, the United Kingdom, and Japan.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the United States, the Eurozone countries, the United Kingdom, Japan and those of other countries important to international trade and finance.

•	THE NOTES DO NOT PAY COUPONS – Unlike ordinary debt securities, the notes do not pay coupons and do not guarantee any return of the initial investment at maturity.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising any Component Underlying would have.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY – While the payment at maturity described in this pricing supplement is based on the full face amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which Deutsche Bank (or its affiliates), will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES INDEXED TO THE VALUE OF FOREIGN EQUITY SECURITIES – Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

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LACK OF LIQUIDITY – The notes will not be listed on any securities exchange. Deutsche Bank (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank (or its affiliates) is willing to buy the notes. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES – In addition to the levels of the Component Underlyings and the exchange rates of the Component Currencies with respect to the U.S. dollar on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Component Underlyings;
•	the time to maturity of the notes;
•	the dividend rates on the stocks comprising the Component Underlyings;
•	interest and yield rates in the market generally;
•	the volatility of the exchange rates between the U.S. dollar, the euro, the British pound and the Japanese yen;
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geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the stocks comprising the Component Underlyings or stock markets generally and which may affect the levels of the Component Underlyings; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCLEAR –  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the notes are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income thereon might differ materially and adversely from the description herein. As described above under “Certain Tax Consequences,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and non-U.S. holders should review carefully the section of the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of Proceeds and Hedging

Part of the net proceeds we receive from the sale of the notes will be used in connection with hedging our obligations under the notes through one or more of our affiliates. The hedging or trading activities of our affiliates on or prior to the Trade Date and on the Averaging Dates could adversely affect the value of the Basket and, as a result, could decrease the amount you may receive on the notes at maturity.

Currency Disruption Events

If the Spot Rate for any Component Currency is unavailable for any reason, the Spot Rate for such Component Currency will be determined by the calculation agent in good faith and in commercially reasonable manner.

Historical Information

The following graphs set forth the historical performance of each Component Underlying from July 31, 2003 through July 31, 2009 and the historical performance of each Component Currency based on the exchange rates of such Component Currency with respect to the U.S. dollar (expressed as the number of U.S. dollars per one unit of such Component Currency) from July 31, 2003 through July 31, 2009. The closing level of the SX5E on July 31, 2009 was 2,638.13. The closing level of the UKX on July 31, 2009 was 4,608.36. The closing level of the TPX on July 31, 2009 was 950.26. The EUR/USD exchange rate on July 31, 2009 was 1.4133. The GBP/USD exchange rate on July 31, 2009 was 1.6566. The JPY/USD exchange rate on July 31, 2009 was 0.0104537. We obtained the closing levels of the Component Underlyings and the exchange rates of the Component Currencies below from Bloomberg, and we have not participated in the preparation of, or verified, such information.

The historical levels of the Component Underlyings and the historical exchange rates of the Component Currencies should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the Component Underlyings on any Averaging Date or as to the exchange rates of the Component Currencies with respect to the U.S. dollar on the Final Valuation Date. We cannot give you assurance that the performance of the Component Underlyings or the Component Currencies will result in the return of any of your initial investment.

For further information on the SX5E, UKX and TPX, see the information set forth under “The Dow Jones EURO STOXX 50,” “The FTSE 100 Index” and “The Tokyo Stock Price Index” in the accompanying product supplement.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. will act as placement agents for the notes and will receive a fee from the Issuer that will not exceed $10.00 per $1,000 face amount of notes.